UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT UPDATE – MEETING ADJOURNED TO AUGUST 29, 2008

BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

Special Meeting Adjourned to August 29, 2008 at 1:00 p.m., local time

A few weeks ago, we mailed you proxy information to enable you to vote on important proposals that affect Behringer Harvard Short-Term Opportunity Fund I LP (“Behringer Harvard Short-Term Fund,” the “Partnership,” “we,” “our,” or “us”) and your investment at a special meeting of limited partners on August 14, 2008 (the “Special Meeting”).  The Special Meeting has been adjourned until 1:00 p.m., local time, on Friday, August 29, 2008 at the Partnership’s executive offices at 15601 Dallas Parkway, Suite 600, Addison, Texas  75001 to provide more time to solicit votes for the meeting.

Pending Sale of 4245 N. Central Expressway if Proposals Approved

Summary of Pending Sale

If the limited partners of the Partnership approve the proposals at the Special Meeting, Behringer Harvard Holdings, LLC, the sponsor of the Partnership (“Behringer Harvard Holdings”), intends to purchase the property owned by the Partnership located at 4245 N. Central Expressway in Dallas, Texas for a purchase price of approximately $12.0 million.  The purchase is contingent on, and will only proceed if, the limited partners approve the proposals at the Special Meeting.  The purchase would be made in accordance with the form of purchase agreement presented to limited partners in the proxy materials related to the Special Meeting, and Behringer Harvard Holdings would then sell the building to a third-party purchaser that has already been identified.  This third party intends to purchase the property from Behringer Harvard Holdings at a lower price than the price being paid to the Partnership by Behringer Harvard Holdings.  As a result, Behringer Harvard Holdings would incur a loss on the transaction.  Both the $12.0 million purchase price and the lower price at which Behringer Harvard Holdings would sell the property to the third-party purchaser are in excess of $8.9 million, which is the average of two appraisals obtained by Behringer Harvard Holdings in accordance with the process described in the proxy materials.

The Partnership has invested approximately $3.5 million in equity in the building, which constitutes approximately 3.2% of the gross proceeds raised by the Partnership.

This transaction is an example of the type of transaction that the general partners could undertake to support the Partnership if the proposals are approved at the Special Meeting.

Initial Strategy for 4245 N. Central Expressway

This property was purchased by the Partnership in August 2004.  When the Partnership purchased the property, it had a three prong strategy for the building that involved leasing the vacant first floor, renewing two existing tenants, and leasing the vacant top floor to a full floor user.  The Partnership was attracted to this investment because the building’s prominent location near downtown Dallas and available signage represented advantages for leasing unleased space and retaining existing tenants at potentially increased rents.

The Partnership was able to lease the first floor space to a bank, satisfying the first prong of its strategy.  Unfortunately, neither of the two tenants renewed their leases, and it took longer than the Partnership had expected to re-lease that space.  In addition, it took approximately 18 months longer than expected to lease the top floor space.  As a result, although the building is now 86.4% leased, the increased tenant improvement costs incurred by the Partnership, as well as the carrying costs and certain unexpected capital expenditures by the Partnership, have increased the Partnership’s basis in the building to the point where its general partners believe that it is unlikely that the Partnership will be able to sell the building for a price that will result in a cash-on-cash gain to the Partnership.  In addition, to obtain a sales price that would result in a cash-on-cash gain to the Partnership, the current tenants would have to renew their leases, or the building would need to attract new tenants, at substantially higher rents than the general partners believe will be supportable in the market during the expected term of the Partnership.  Even if new tenants at such higher rents could be obtained, the general partners’ assessment is that capital expenditures and tenant improvement costs would offset the additional value obtained in a sale.  Furthermore, the general partners’ analysis indicates that the building adds minimal or no net operating income to the Partnership.

Unsolicited Offer and Behringer Harvard Holdings’ Decision to Purchase

In March 2008, the Partnership’s general partners received an unsolicited offer for the purchase of the building.  The general partners considered the offer to be an above-market offer, but below a price that would be acceptable for the Partnership, given the Partnership’s high basis in the building.  The high basis in the building, coupled with the general partners’ analysis that the building is unlikely to achieve an acceptable sales price during the expected term of the Partnership and the fact that the building adds minimal or no net operating income to the Partnership, led to the general partners’ determination that it is in the best interests of the Partnership’s limited partners for Behringer Harvard Holdings to purchase the building now at a higher price than the unsolicited offer, and provide the limited partners with a small cash-on-cash gain and return of capital.  Behringer Harvard Holdings would then sell the building at a lower price pursuant to the unsolicited offer and suffer the loss on the building.  In addition, as part of the proposed transaction, the Partnership’s joint venture partner in the building has agreed that the difference between the Behringer Harvard Holdings purchase price and the lower price of the unsolicited offer will solely benefit the Partnership’s limited partners, and the real estate broker in the transaction has agreed to take a commission only with respect to the resale by Behringer Harvard Holdings to the third-party purchaser.

Although the purchase price to be paid by Behringer Harvard Holdings is well above the approximately $7.7 million purchase price paid by the Partnership for the property in August 2004, with the Partnership’s current basis in the building, the sale to Behringer Harvard Holdings would result in approximately a 1.0% cash-on-cash gain to the Partnership’s limited partners.  In connection with its consideration of the purchase of the property, Behringer Harvard Holdings has obtained two appraisals of the building from nationally recognized real estate firms that offer valuation services, as outlined in the purchase process described in the Partnership’s proxy statement with respect to the Special Meeting, and would purchase the property using the form of purchase agreement presented to the Partnership’s limited partners in the proxy statement.  The purchase price that Behringer Harvard Holdings would pay is 34.8% higher than the $8.9 million average of the two appraisals received on the property.  In addition, while the identified third-party purchaser is also offering a price higher than the average of the two appraisals, it is still substantially less than the purchase price Behringer Harvard Holdings is paying to the Partnership.

Behringer Harvard Holdings believes that supporting this asset is important and beneficial to the Partnership.  This transaction allows Behringer Harvard Holdings to assist the Partnership by disposing of an asset at a higher price than the general partners believe would otherwise be achieved during the intended term of the Partnership.

Purchase Contingent on Approval of Proposals

This proposed transaction is currently prohibited under the Partnership’s Amended and Restated Agreement of Limited Partnership, and as a result, this transaction is conditioned upon, and only will proceed if, the Partnership’s limited partners approve all of the proposals at the Special Meeting.  In addition to this type of support for the Partnership, the proposals currently before the Partnership’s limited partners at the Special Meeting would allow the general partners and their affiliates to take additional actions that may be in the Partnership’s best interests, such as leasing space in buildings owned by the Partnership.

The general partners strongly encourage the Partnership’s limited partners to approve the proposed amendments to our Amended and Restated Agreement of Limited Partnership in order that we may complete the 4245 N. Central Expressway transaction and allow the Partnership the flexibility to obtain other support for the Partnership from the general partners and their affiliates.  Please read the more complete information provided in the proxy information previously sent to you before returning your proxy.

This update contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Short-Term Opportunity Fund I LP that are based on our current expectations, estimates, forecasts and projections, and are not guarantees of future performance.  Closing of the pending purchase described herein is conditioned, among other things, on the approval by the limited partners of the proposed amendments to the Amended and Restated Partnership Agreement, and the ability of Behringer Harvard Holdings and the identified third-party purchaser to consummate the resale transaction described herein.  Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this update.  Such factors include those described in the “Risk Factors” section of the latest Annual Report on Form 10-K of Behringer Harvard Short-Term Opportunity Fund I LP as filed with the Securities and Exchange Commission.  Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

3

PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS
Behringer Harvard Short-Term Opportunity Fund I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

THIS PROXY IS SOLICITED ON BEHALF OF THE GENERAL PARTNERS

The undersigned limited partner of Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership (the “Partnership”), hereby appoints Gerald J. Reihsen, III, Gary S. Bresky and M. Jason Mattox, or any one of them, with full power of substitution, to attend the Special Meeting of Limited Partners at the offices of the Partnership, 15601 Dallas Parkway, Suite 600, Addison, Texas, which was originally scheduled for August 14, 2008 but was adjourned until 1:00 p.m., local time, on August 29, 2008, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Limited Partners and the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When units are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Partnership’s general partner is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE RETURN ONLY THIS PROXY IN THE ENCLOSED SELF ADDRESSED, POSTAGE-PAID ENVELOPE. DO NOT RETURN THE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENTS, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of three ways:

1.                                       Vote by Telephone: Call toll-free 1-866-580-9477 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.                                       Vote by Internet at our Internet Address: www.eproxy.com/bhst. Follow the instructions provided there.

or

3.                                       Vote by Mail: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

The votes entitled to be cast by the Limited Partner will be cast as directed by the Limited Partner. If this Proxy is executed but no direction is given, the votes entitled to be cast by the Limited Partner will be cast “FOR ALL” proposed amendments to the Partnership’s Amended and Restated Agreement of Limited Partnership, as amended. The votes entitled to be cast by the Limited Partner will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Mark Here for Address Change or Comments  ☐

PLEASE SEE REVERSE SIDE

PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK.  ☒

THE GENERAL PARTNERS RECOMMEND A VOTE “FOR ALL” PROPOSED AMENDMENTS TO THE PARTNERSHIP’S AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, AS AMENDED

		FOR	AGAINST	ABSTAIN
Amendments to the Partnership’s Amended and Restated Agreement of Limited		ALL	ALL	ALL
Partnership, as Amended		☐	☐	☐
	For each amendment separately:	FOR	AGAINST	ABSTAIN
1.	Expand Ability to Borrow Funds from the General Partners and their Affiliates - Amendment to Section 11.3(e)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.	Expand Ability of the General Partners and their Affiliates to Joint Venture with the Partnership - Amendments to Sections 11.3(j) and 13.4	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Provide Ability for the General Partners and their Affiliates to Purchase Interests in Existing Joint Ventures - Amendment to Section 11.3(q)	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	Expanding Ability of the General Partners and their Affiliates to Lease or Purchase Properties from the Partnership - Amendment to Section 13.2	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	Conforming Access to Books and Records to Texas Law - Amendment to Section 15.1	☐	☐	☐
		FOR	AGAINST	ABSTAIN
6.	Removing Suitability Requirements for Transfers - Amendment to Section 17.3(f)	☐	☐	☐

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder

Signature	Date

Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope.

Signature if held jointly	Date

Required only if notice has been given to the Secretary of the Partnership’s general partner that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. Please mark, date and sign as your name appears on the reverse side and return in the enclosed envelope.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m. Eastern Time the day prior to special meeting day.

If you authorize a proxy by telephone or Internet, the named proxies will be authorized to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.eproxy.com/bhst

Use the Internet to authorize your proxy. Have your proxy card in hand when you access the website.

OR

TELEPHONE

1-866-580-9477

Use any touch-tone telephone to authorize your proxy. Have your proxy card in hand when you call.

If you authorize your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

THANK YOU FOR VOTING